Exhibit 99.1

February 19, 2019

Pulmatrix Reports 2018 Financial Results; Provides 2019 Outlook on Pulmonary Disease Pipeline

LEXINGTON, MA — Pulmatrix, Inc. (NASDAQ: PULM) today announces 2018 financial results, reviews the Company’s recent progress, and provides an outlook for its pulmonary disease development pipeline.

“The funds raised in January and February have extended our cash runway, allowing us to evaluate potential strategic partnership opportunities relating to our pipeline programs. Pulmatrix continues to advance its iSPERSE-based product candidates with a focus on our Pulmazole program that targets fungal infections for severe asthma and cystic fibrosis patients,” said Robert W. Clarke, Ph.D., chief executive officer of Pulmatrix. “With our recently announced IND approval, we are preparing for the Pulmazole Phase 2 trial that we expect to begin in the first half of 2019.”

Projected 2019 Milestones

Pulmazole

•	Initiate the planned Phase 2 study in asthmatic patients with allergic bronchopulmonary aspergillosis (ABPA) in the first half of 2019.

•	Complete six-month study for GLP inhalation toxicity in animals.

PUR1800

•	Initiate CMC development work in preparation for a Phase 2 study in patients with COPD.

2018 Achievements

Pulmatrix achieved several research, clinical and business milestones which reflect the Company’s progress. These achievements include the following:

2018

•	Received authorization of its Clinical Trial Application from the UK Medicines and Healthcare Products Regulatory Agency to initiate its first-in-human study for Pulmazole.

•	Initiated and completed first patient in Phase 1/1b clinical trial of Pulmazole.

•

Pulmazole Ph1/1b study results indicated that Pulmazole was safe and well tolerated when administered as a single-dose of 20 mg inhaled itraconazole in asthmatic subjects. Based on review of the data, the trial successfully achieved all of its objectives.

•	Submitted Investigational New Drug (IND) application for Pulmazole to the US Food and Drug Administration.

•	Completed CMC development work and 28-day GLP inhalation toxicology studies for PUR1800 in preparation for a future Phase 2 anti-inflammatory efficacy study.

Financials

Pulmatrix ended 2018 with $2.6 million in cash and cash equivalents compared to $3.8 million as of September 30, 2018.

Revenue for 2018 was $0.2 million, compared to $0.3 million for 2017. The decrease was the result of the conclusion of the CFFT award that began in 2017.

Research and development expense was $13.0 million in 2018 compared to $10.2 million in 2017. The increase was primarily due to increased spend of $1.9 million on the Pulmazole project, $0.5 million on the PUR1800 project and $0.3 million in employment costs.

General and administrative expense was consistent for the two years — $7.5 million for 2018 and $7.6 million for 2017.

There was a $69 goodwill impairment charge in 2018. There was no impairment charge in 2017.

Net loss for 2018 was $20.6 million compared to a net loss of $18.1 million in 2017. The increase in net loss was primarily attributable to increased spend on the Pulmazole project as we advance toward Phase 2b clinical study commencement. Included in the increased spend were pre-clinical safety PUR1800 project costs and stock-based compensation costs.

About Pulmatrix

Pulmatrix is a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary disease using its patented iSPERSE™ technology. The Company’s proprietary product pipeline is focused on advancing treatments for serious lung diseases, including Pulmazole, an inhaled anti-fungal for patients with allergic bronchopulmonary aspergillosis (“ABPA”), and PUR1800, a narrow spectrum kinase inhibitor for patients with obstructive lung diseases including asthma and chronic obstructive pulmonary disease (“COPD”). Pulmatrix’s product candidates are based on iSPERSE™, its proprietary engineered dry powder delivery platform, which seeks to improve therapeutic delivery to the lungs by maximizing local concentrations and reducing systemic side effects to improve patient outcomes.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the amount of proceeds the Company expects to receive from the sale of the securities in the registered direct offering and concurrent private placement, the closing of the transaction described in this press release, which is subject to customary conditions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that”, “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC, including its annual report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2018, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

###

Financial Tables to Follow

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$2,563	$3,550
Prepaid expenses and other current assets	717	696

Total current assets	3,280	4,246
Property and equipment, net	394	614
Long-term restricted cash	204	204
Goodwill	10,845	10,914

Total assets	$14,723	$15,978

Liabilities and stockholders’ equity
Current liabilities:
Loan payable, net of debt discount and issuance costs	$—	$3,221
Accounts payable	1,183	457
Accrued expenses	1,696	2,162

Total current liabilities	2,879	5,840
Derivative liability	—	1

Total liabilities	2,879	5,841

Stockholders’ Equity:	—
Common stock, $0.0001 par value — 200,000,000 and 100,000,000 shares authorized at December 31, 2018 and December 31, 2017, respectively; 4,932,723 and 2,104,750 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	—	—
Additional paid-in capital	206,409	184,139
Accumulated deficit	(194,565)	(174,002)

Total stockholders’ equity	11,844	10,137

Total liabilities and stockholders’ equity	$14,723	$15,978

CONDENSED CONSOLIDATED RESULTS OF OPERATIONS

(in thousands, except share and per share data)

	Years ended December 31,
	2018	2017
Revenues	$153	$335
Operating expenses
Research and development	12,966	10,243
General and administrative	7,518	7,567

Total operating expenses	20,484	17,810

Loss from operations	(20,331)	(17,475)
Other (expense)/income
Interest expense	(186)	(643)
Impairment of goodwill	(69)	—
Fair value adjustment of derivative liability	1	34
Other income, net	22	28

Total other (expense)/income	(232)	(581)

Net Loss	$(20,563)	$(18,056)

Net loss per share attributable to common stockholders, basic and diluted	$(4.98)	$(9.32)

Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	4,126,393	1,937,161

###

Investor Contact
Robert Clarke, CEO	William Duke, CFO
(781) 357-2333	(781) 357-2333
rclarke@pulmatrix.com	wduke@pulmatrix.com